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               SECURITIES AND EXCHANGE COMMISSION

                    WASHINGTON, D.C.  20549


                           FORM 8-K/A
                         CURRENT REPORT

                         Amendment No. 1

               Pursuant to Section 13 or 15(d) of
              the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported): November 14, 1996


                  AMERICAN BANKNOTE CORPORATION
      (Exact name of Registrant as specified in its charter)



                           DELAWARE
        (State or other jurisdiction of incorporation)


         1-3410                           13-0460520
  (Commission File No.)       (IRS Employer Identification No.)


            200 Park Avenue, New York, NY 10166-4999
      (Address of principal executive offices) (Zip Code)


 Registrant's Telephone No., including area code: (212) 557-9100
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      The undersigned Corporation hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated November 14, 1996 as set forth in the pages attached hereto:

ITEM 7 -  Financial Statements, Pro Forma Financial Information and
Exhibits
     (b)  Pro Forma Financial Information

     COMBINED UNAUDITED PRO FORMA FINANCIAL INFORMATION


      On November 14, 1996, American Banknote Corporation (the "Corporation") announced its ownership in its Australia/New Zealand subsidiary was increased to 100%. The acquisition of 55% of the Leigh-Mardon Security Group, Australia's oldest and largest security printer, from Amcor Limited, closed in June 1996. Reference is made to the Corporation's Current Report on Form 8-K dated April 16, 1996; Current Report on Form 8-K dated June 18, 1996; and Amendment No. 1 to Current Report on Form 8-K/A dated August 14, 1996 for a description of the prior transaction.

      The price of the acquisition of the remaining 45% interest was approximately $4.8 million plus the settlement of certain post-closing adjustments owed by Amcor, payable in four installments of approximately $1.2 million each on February 14, 1997, June 14, 1997, October 14, 1997 and February 14, 1998.

      The Corporation's acquisition was made through an unrestricted subsidiary of the Corporation, American Banknote Australasia Holdings, Inc. ("ABAH"), which in June 1996 acquired a 55% interest in ABN Australasia Ltd. (formerly American Banknote Australasia Limited) ("ABAH"). ABAH has secured the installment payments through a share mortgage under which the 45% interest acquired has been pledged to the vendor. In connection with the transaction, the Shareholders and Subscription Agreement by and between ABAH, LM and ABNA was terminated.

      The unaudited Pro Forma Combined Statements of Operations for the nine months ended September 30, 1996 and the year ended December 31, 1995 combines the historical results of operations of the Corporation ("ABN") and Leigh-Mardon and assumes that the acquisition had been effective as of the beginning of the periods presented. The Corporation believes the unaudited Pro Forma Combined Statements of Operations are not indicative of the actual results of operations that would have occurred had the purchase been made as of January 1, 1995 or of the results which will occur in the future.

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      The unaudited Pro Condensed Combined Balance Sheet as of
September 30, 1996 combines the historical balance sheet at that date, which includes the balance sheet of Leigh-Mardon, and pro forma adjustments to record the current transaction as if it had been effective as of that date.

      The acquisition was accounted for as a purchase transaction in accordance with APB No. 16 "Business Combinations." Based on a preliminary allocation of the purchase price, the acquisition of Leigh-Mardon resulted in approximately $52.5 million as the cost in excess of the fair market value of the underlying net assets acquired, which cost will be amortized over 25 years. The allocation of purchase price is preliminary and subject to adjustment upon final appraisal information and management's final estimates as to the fair value of assets acquired and liabilities assumed.

      The unaudited Pro Forma Combined Statements of Operations have been prepared using US Generally Accepted Accounting Principles ("GAAP"), including certain purchase accounting assumptions. The Leigh-Mardon historical financial statements included in the unaudited Pro Forma Combined Statements of Operations have been translated into US dollars using average exchange rates during the periods. The predecessor financial statements of Leigh-Mardon included elsewhere herein include adjustments or disclosures necessary to present the financial statements in accordance with GAAP.

      The unaudited Pro Forma Combined Statements of Operations is presented for informational purposes only and does not purport to represent what the Corporation's results of operations would have been had the transaction described in fact occurred at the beginning of the periods indicated or to project the Corporation's results of operations for any future date or period. The unaudited Combined Pro Forma Statements of Operations have been prepared by the Corporation and all calculations have been based upon assumptions deemed appropriate by the Corporation. Certain of these assumptions are set forth under the notes to the unaudited Pro Forma Combined Statements of Operations. These statements should be read in conjunction with the historical consolidated financial statements and the notes thereto of the Corporation included in the Corporation's latest annual report on Form 10-K, the Corporation's latest quarterly reports on Form 10-Q (including Forms 10-Q for the quarters ended September 30, 1996 and June 30, 1996, which include the balance sheet of Leigh-Mardon) and the historical financial statements and the notes thereto of Leigh-Mardon by reference to the above Form 8-K/A dated August 14, 1996. Form 10-Q for the nine months ended September 30, 1996 includes Leigh-Mardon's balance sheet as of that date, and the results of operations for the four months ended September 30, 1996.

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AMERICAN BANKNOTE CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS- Unaudited
Assumes that American Banknote Corporation Acquired Leigh-Mardon as of January 1, 1996 in a Purchase Transaction

                              For the Nine Months Ended September 30, 1996
                                (In thousands, except per share data)
                                          Leigh-      Pro        Pro
                              ABN         Mardon      Forma      Forma
                              Historical  Historical  Adjust's   Combined
                                              (*)
Sales                         $217,560    $33,474                $251,034

Costs and expenses:
  Costs of goods sold          142,793     21,783                 164,576
  Selling and administration    33,327      4,504                  37,831
  Amortization of excess                              $   875 (a)
      cost on transaction          700        800        (800)(b)   1,575
  Depreciation and
    amortization                14,031      1,277         542 (c)  15,850
                               190,851     28,364         617     219,832

                                26,709      5,110        (617)     31,202

Other (expense) income                                    987 (d)
  Interest expense             (20,124)      (987)     (3,219)(e) (23,343)
  Foreign translation
    loss, net                     (201)         -                    (201)
  Other, net (including
    interest income)               711          5                     716
                               (19,614)      (982)     (2,232)    (22,828)

Income before taxes              7,095      4,128      (2,849)      8,374

Provision for taxes                877      1,793      (1,002)(f)   1,668
Income before
  minority interest              6,218      2,335      (1,847)      6,706

Minority interest                3,427         -         (439)(g)   2,988
Income from
  continuing operations        $ 2,791    $ 2,335     $(1,408)   $  3,718

Average shares outstanding      20,300                             20,300

Earnings per share from
  continuing operations          $ .14 (h)                          $ .18

(*) Additional five months of operations

Pro-Forma Adjustments
 (a) Amortization of excess cost of investment over fair value of net assets acquired over 25 years.
 (b)   Eliminate previous historical amortization.
 (c)   Adjustment based on additional fair value of fixed assets.
 (d) Eliminate interest expense charged by former parent corporation, no existing debt being assumed.
 (e)   Additional interest expense in connection with the acquisition borrowings.
 (f)   Tax adjustment is based on deductible items at statutory rates.
 (g)   Eliminate minority interest previously recorded.
 (h)   ABN historical earnings includes LM arnings of $537 or $.03 per share.

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AMERICAN BANKNOTE CORPORATION
PRO FORMA COMBINED STATEMENT OF OPERATIONS - Unaudited
Assumes that American Banknote Corporation Acquired Leigh-Mardon as of January 1, 1995 in a Purchase Transaction

                                 For the Year Ended December 31, 1995
                                 (In thousands, except per share data)
                                            Leigh-      Pro        Pro
                              ABN           Mardon      Forma      Forma
                              Historical    Historical  Adjust's   Combined
Sales                         $206,164      $77,874                $284,038

Costs and expenses:
  Costs of goods sold          149,035       48,133                 197,168
  Selling and administration    39,851       13,341                  53,192
  Restructuring costs           14,304          -                    14,304
  Amortization of excess                                $2,100 (a)
    cost on transaction             -         1,845     (1,845)(b)    2,100
  Depreciation and
    amortization                14,824        2,600      1,326 (c)   18,750
                               218,014       65,919      1,581      285,514

                               (11,850)      11,955     (1,581)      (1,476)

Other (expense) income                                   2,007 (d)
  Interest expense             (23,147)      (2,007)    (7,083)(e)  (30,230)
  Foreign translation
    loss, net                      (38)           -                     (38)
  Other, net (including
    interest income)             2,824            -                   2,824
                               (20,361)      (2,007)    (5,076)     (27,444)

Income (loss) before taxes     (32,211)       9,948     (6,657)     (28,920)

Provision for taxes            (11,359)       4,089     (2,213)(f)   (9,483)
Income (loss) before
    minority interest          (20,852)       5,859     (4,444)     (19,437)

Minority interest                1,563           -          -         1,563
Income (loss)from
    continuing operations     $(22,415)     $ 5,859    ($4,444)    ($21,000)

Average shares outstanding      19,095                               19,095

Earnings (loss) per share from
  continuing operations        $(1.17)                               $(1.10)

Pro-Forma Adjustments
 (a) Amortization of excess cost of investment over fair value of net assets acquired over 25 years.
 (b)   Eliminate previous historical amortization.
 (c)   Adjustment based on additional fair value of fixed assets.
 (d) Eliminate interest expense charged by former parent corporation, no existing debt being assumed.
 (e)   Additional interest expense in connection with the acquisition borrowings.
 (f)   Tax adjustment is based on deductible items at statutory rates.

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AMERICAN BANKNOTE CORPORATION AND SUBSIDIARIES
PRO FORMA CONDENSED COMBINED BALANCE SHEETS - Unaudited
(Amounts in thousands, except for share data)

                                                 September
                                                 30, 1996                      Pro Forma
                                                 Historical    Pro Forma       Combined
                                                (Unaudited)    Adjustments     Amounts
ASSETS
Current assets
  Cash and cash equivalents. . . .. . . . . .    $   15,457                    $   15,457
  Marketable securities - at market. .  . . .         3,265                         3,265
  Accounts receivable, net of allowances. . .        42,291                        42,291
  Other receivables. . . . . . . . . .  . . .        12,721    $    (1,553)(1)     11,168
  Inventories. . . . . . . . . . . . .  . . .        38,919                        38,919
  Deferred income tax benefits . . . .  . . .         6,664                         6,664
  Prepaid expenses . . . . . . . . . .  . . .         4,743           (186)(1)      4,557
      Total current assets . . . . . .  . . .       124,060         (1,739)       122,321

Property, plant and equipment,
  at cost, net of accumulated
  depreciation and .  .  . . . . . . . . . .        251,567                       251,567
Other assets . . . . . . . . . . . . .  .  .         25,985                        25,985
Excess of cost of investment in
  subsidiaries over net assets acquired,
  net of accumulated amortization . .  .  . .        84,679           (370)(2)     84,309
      Total assets                               $  486,291    $    (2,109)    $  484,182

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
  Revolving credit payable . . . . . . . . .     $      854                    $      854
  Current portions of long-term debt . . . .          7,934                         7,934
  Accounts payable and accrued expenses. . .         64,727    $     2,639 (3)     67,366
      Total current liabilities. . . . . . .         73,515          2,639         76,154

Long-term debt, net of unamortized discount         265,975                       265,975
Other liabilities. . . . . . . . . . . . . .         19,026          2,115 (3)     21,141
Deferred income taxes  . . . . . . . . . . .         57,213                        57,213
Minority interest. . . . . . . . . . . . . .         26,732         (6,863)(4)     19,869
      Total liabilities                             442,461         (2,109)       440,352
Commitments and Contingencies

Stockholders' equity
  Preferred Stock, authorized 5,000,000 shares,
   no shares issued or outstanding . . . . .            -                              -
  Common Stock, par value $.01 per share,
   authorized 50,000,000 shares; issued
   20,088,380 shares . . . . . . . . . . . .            201                           201
  Capital surplus. . . . . . . . . . . . . .         68,458                        68,458
  Retained-earnings (deficit). . . . . . . .        (22,670)                      (22,670)
  Treasury stock, at cost (281,000 shares) .         (1,253)                       (1,253)
  Pension liability adjustment . . . . . . .           (218)                         (218)
  Deferred compensation. . . . . . . . . . .           (637)                         (637)
  Cumulative currency translation adjustment            (51)                          (51)
      Total stockholders' equity . . . . . .         43,830                        43,830
      Total liabilities and shareholders equity  $  486,291    $    (2,109)    $  484,182

(1)  Eliminate disputed amounts due from seller
(2)  Net adjustment of excess of cost of investment
(3)  Record net contract payable and estimated expenses of transaction
(4)  Eliminate minority interest attributable to share acquired in transaction

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    Pursuant to the requirements of the Securities Exchange Act of
1934, the Corporation has duly caused this amendment to be signed on its behalf by the undersigned thereunto duly authorized.

         AMERICAN BANKNOTE CORPORATION



         BY: Signed
         John T. Gorman
         Executive Vice President and
         Chief Financial Officer

Date:  January 24, 1997

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